Exhibit 10.27

Cooperative Research and

Development Agreement

(CRADA #1901)

[*]

NCI Principal Investigator

John C. Morris, M.D.

Metabolism Branch, CCR, NCI

Collaborator Principal Investigator

Nicholas Vahanian, M.D.

NewLink Genetics Corporation

Term of CRADA

Four (4) years from date of the final CRADA signature

Prepared by

Technology Transfer Branch

National Cancer Institute

PUBLIC HEALTH SERVICE

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

This Cooperative Research and Development Agreement, hereinafter referred to as the “CRADA,” consists of this Cover Page, an attached Agreement, and various Appendices referenced in the Agreement.  This Cover Page serves to identify the Parties to this CRADA:

(1)                                  the following Bureau(s), Institute(s), Center(s) or Division(s) of the National Institutes of Health (“NIH”), the Food and Drug Administration (“FDA”), and the Centers for Disease Control and Prevention (“CDC”): National Cancer Institute, hereinafter singly or collectively referred to as the Public Health Service (“PHS”); and

(2)                                  NewLink Genetics Corporation, which has offices at 2901 South Loop Drive, Suite 3900, Ames, Iowa 50010; hereinafter referred to as the “Collaborator.”

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

Article 1.                                            Introduction

This Cooperative Research and Development Agreement (CRADA) between PHS and the Collaborator will be effective when signed by all Parties.  The research and development activities which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix A.  The funding and staffing commitments of the Parties are set forth in Appendix B. Any exceptions or changes to the CRADA are set forth in Appendix C.  This CRADA is made under the authority of the Federal Technology Transfer Act, 15 U.S.C. §3710a and is governed by its terms.

Article 2.                                            Definitions

As used in this CRADA, the following terms shall have the indicated meanings:

2.1                                 “Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with Collaborator.  For this purpose, A “control” means direct or indirect beneficial ownership of at least fifty (50) percent of the voting stock or at least fifty (50) percent interest in the income of such corporation or other business.

2.2                                 “Cooperative Research and Development Agreement” or “CRADA” means this Agreement, entered into by PHS pursuant to the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. 3710a et seq. and Executive Order 12591 of October 10, 1987.

2.3                                 “Government” means the Government of the United States as represented through the PHS agency that is a Party to this agreement.

2.4                                 “IP” means intellectual property.

2.5                                 “Invention” means any invention or discovery which is or may be patentable or otherwise protected under title 35, United States Code, or any novel variety or plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

2.6                                 “Principal Investigator(s)” or “PIs” means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

2.7                                 “Proprietary/Confidential Information” means confidential scientific, business, or financial information provided that such information does not include:

2.7.1                        information that is publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

2.7.2                        information which has been made available by its owners to others without a confidentiality obligation;

2.7.3                        information which is already known by or available to the receiving Party without a confidentiality obligation; or

2.7.4                        information which relates to potential hazards or cautionary warnings associated with the production, handling or use of the subject matter of the Research Plan of this CRADA.

2.8                                 “Research Materials” means all tangible materials other than Subject Data first produced in the performance of this CRADA.

2.9                                 “Research Plan” or “RP” means the statement in Appendix A of the respective research and development commitments of the Parties to this CRADA.

2.10                           “Subject Invention” means any Invention of the Parties, conceived or first actually reduced to practice in the performance of the Research Plan of this CRADA.

2.11                           “Subject Data” means all recorded information first produced in the performance of this CRADA by the Parties.

Article 3.                                            Cooperative Research

3.1                                 Principal Investigators.  PHS research work under this CRADA will be performed by the PHS laboratory identified in the RP, and the PHS Principal Investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of PHS. Also designated in the RP is the Collaborator PI who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.2                                 Research Plan Change.  The RP may be modified by mutual written consent of the Principal Investigators.  Substantial changes in the scope of the RP will be treated as amendments under Article 13.6.

Article 4.                                            Reports

4.1                                 Interim Reports.  The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within twelve (12) months after this CRADA becomes effective and at least within every twelve (12) months thereafter.  Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort, any modifications to the Research Plan pursuant to Article 3.2, and identify Subject Inventions pursuant to Article 6.1.

4.2                                 Final Reports.  The Parties shall exchange final reports of their results within four (4) months after completing the projects described in the RP or after the expiration or termination of this CRADA.

Article 5.                                            Financial and Staffing Obligations

5.1                                 PHS and Collaborator Contributions.  The contributions of the Parties, including payment schedules, if applicable, are set forth in Appendix B.  PHS shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix B.  PHS shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.2, except for staffing support pursuant to Article 10.3.  Collaborator acknowledges that the U.S. Government will have the authority to retain and expend any excess funds for up to one (1) year subsequent to the expiration or termination of the CRADA to cover any costs incurred during the term of the CRADA in undertaking the work set forth in the RP.

5.2                                 Accounting Records.  PHS shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator a final fiscal report pursuant to Article 4.2.

5.3                                 Capital Equipment.  Equipment purchased by PHS with funds provided by the Collaborator shall be the property of PHS. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon by in writing by the Parties.  If title to this equipment remains with the providing Parry, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

Article 6.                                            Patent Applications

6.1                                 Reporting.  The Parties shall promptly report to each other in writing each Subject Invention and any patent applications filed thereon resulting from the research conducted under this CRADA that is reported to them by their respective employees.  Each Party shall report all Subject Inventions to the other Party in sufficient detail to determine inventorship.  Such reports shall be treated as Proprietary/Confidential Information in accordance with Article 8.4.

6.2                                 Filing of Patent Applications.  [*] shall be responsible for filing patent or other IP applications in a timely manner and [*] and after consultation with [*].  The Parties will consult and mutually determine a filing strategy for [*] subject inventions.

6.3                                 Patent Expenses.  The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application.  If an exclusive license to any Subject Invention is granted to the Collaborator, the Collaborator shall be responsible for all past and future out-of-pocket expenses in connection with the preparation, filing, prosecution and maintenance of any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications.  The Collaborator may waive its exclusive license rights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

6.4                                 Prosecution of Intellectual Property Applications.  Within one month of receipt or filing, each Party shall provide the other Party with copies of the applications and all documents received from or filed with the relevant patent or other IP office in connection with the prosecution of such applications.  Each Party shall also provide the other Party with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office.  Where licensing is contemplated by Collaborator, the Parties agree to consult with each other with respect to the prosecution of applications for PHS Subject Inventions and joint Subject Inventions.  If the Parties agree that Collaborator shall file and prosecute IP applications on joint Subject Inventions, then Collaborator agrees to grant PHS an associate power of attorney (or its equivalent) on such IP applications.

Article 7.                                            Licensing

7.1                                 Option for Commercialization License.  With respect to Government IP rights to any Subject Invention not made solely by the Collaborator’s employees for which a patent or other IP application is filed, PHS hereby grants to the Collaborator an exclusive option to elect an exclusive or nonexclusive commercialization license, which is substantially in the form of the appropriate model PHS license agreement.  This option does not apply to Subject Inventions [*] that are [*], if [*], PHS has [*]

[*] and has [*] or [*].  The terms of the license will fairly reflect the nature of the invention, the relative contributions of the Parties to the invention and the CRADA, the risks incurred by the Collaborator and the costs of subsequent research and development needed to bring the invention to the marketplace.  The field of use of the license will be [*].

7.2                                 Exercise of License Option.  The option of Article 7.1 must be exercised by written notice mailed within [*] after either (i) Collaborator receives written notice from PHS that the patent or other IP application has been filed; or (ii) the date Collaborator files such IP application.  Exercise of this option by the Collaborator initiates a negotiation period that expires [*] after the exercise of the option.  If the last proposal by the Collaborator has not been responded to in writing by PHS within this [*] period, the negotiation period shall be extended to expire [*] after PHS so responds, during which [*] the Collaborator may accept in writing the final license proposal of PHS. In the absence of such acceptance, or an extension of the time limits by PHS, PHS will be free to license such IP rights to others.  In the event that the Collaborator elects the option for an exclusive license, but no such license is executed during the negotiation period, PHS agrees not to make an offer for an exclusive license on more favorable terms to a third party for a period of [*] without first offering Collaborator those more favorable terms.  These times may be extended at the sole discretion of PHS upon good cause shown in writing by the Collaborator.

7.3                                 License for [*] Inventions.  Pursuant to 15 U.S.C. § 3710a(b)(l)(A), for Subject Inventions made under this CRADA [*] and licensed pursuant to the option of Article 7.1, the Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government.  In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

7.4                                 License in [*] Inventions.  Pursuant to 15 U.S.C. § 3710a(b)(2), for Subject Inventions made [*] under this CRADA, the Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government for research or other Government purposes.

7.5                                 Third Party License.  Pursuant to 15 U.S.C. § 3710a(b)(1)(B), if PHS grants an exclusive license to a Subject Invention made [*] under this CRADA, the Government shall retain the right to require the Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the invention in Collaborator’s licensed field of use on terms that are reasonable under the circumstances; or if the Collaborator fails to grant such a license, to grant the license itself.  The exercise of such rights by the Government shall only be in exceptional circumstances and only if the Government determines (1) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by the Collaborator; or (iii) the Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. 3710a(c)(4)(B).  The determination made by the Government under this Article is subject to administrative appeal and judicial review under 35 U.S.C. 203(2).

7.6                                 Joint Inventions Not Exclusively Licensed.  In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in all fields in joint Subject Inventions then each Party shall have the right to use the joint Subject Invention and to license its use to others in all fields not exclusively licensed to Collaborator.  The Parties may agree to a joint licensing approach for such IP rights.

Article 8.                                            Proprietary Rights and Publication

8.1                                 Right of Access.  PHS and the Collaborator agree to exchange all Subject Data produced in the course of research under this CRADA. Research Materials will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Parties.  All Parties to this CRADA will be free to utilize Subject Data and Research Materials for their own purposes, consistent with their obligations under this CRADA.

8.2                                 Ownership of Subject Data and Research Materials.  Subject to the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.3, [*] will [*] ownership of and title to all Subject Inventions, all Subject Data and all Research Materials [*]].  [*] Subject Inventions, Subject Data and Research Materials will be [*].

8.3                                 Dissemination of Subject Data and Research Materials.  To the extent permitted by law, the Collaborator and PHS agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published or until corresponding patent applications are filed.  Any information that would identify human subjects of research or patients will always be maintained confidentially.  To the extent permitted by law, the Collaborator shall have the exclusive right to use any and all CRADA Subject Data in and for any regulatory filing by or on behalf of Collaborator, except that PHS shall have the exclusive right to use Subject Data for that purpose, and authorize others to do so, if the CRADA is terminated or if Collaborator abandons its commercialization efforts.  Collaborator acknowledges the basic research mission of the PHS, and agrees that after publication, PHS may make unpatented research materials arising out of this CRADA available to third parties for further research.

8.4                                 Proprietary/Confidential Information.  Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information.  Confidential oral communications shall be reduced to writing within 30 days by the disclosing Party.  Each Party receiving Proprietary/Confidential Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan.  Any Party may object to the designation of information as Proprietary/Confidential Information by another Party.  Subject Data and Research Materials developed [*] may be designated as Proprietary/Confidential Information when they are [*], and [*].  The exchange of other confidential information, e.g., patient-identifying data, should be similarly limited and treated.  [*] Subject Data and Research Material derived from the Research Plan may be disclosed by Collaborator to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to the Licensing Agreement and subject to Article 8.7.

8.5                                 Protection of Proprietary/Confidential Information.  Proprietary/Confidential Information shall not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. 552).  Each Party agrees to use its best efforts to maintain the confidentiality of Proprietary/Confidential Information.  Each Party agrees that the other Party is not liable for the disclosure of Proprietary/Confidential Information which, after notice to and consultation with the concerned Party, the other Party in possession of the Proprietary/Confidential Information determines may not be lawfully withheld, provided the concerned Party has been given an opportunity to seek a court order to enjoin disclosure.

8.6                                 Duration of Confidentiality Obligation.  The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.7 or three (3) years after the expiration or termination date of this CRADA. The Collaborator may request an extension to this term when necessary to protect Proprietary/Confidential Information relating to products not yet commercialized.

8.7                                 Publication.  The Parties are encouraged to make publicly available the results of their research.  Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data or Research Materials, the other Party shall be provided thirty (30) days to review the proposed publication or disclosure to assure that Proprietary/Confidential Information is protected.  The publication or other disclosure shall be delayed for up to thirty (30) additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights.

Article 9.  Representations and Warranties

9.1                                 Representations and Warranties of PHS.  PHS hereby represents and warrants to the Collaborator that the official signing this CRADA has authority to do so.

9.2                                 Representations and Warranties of the Collaborator.

(a)                                  The Collaborator hereby represents and warrants to PHS that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator’s official signing this CRADA has authority to do so.  The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix B.

(b)                                 The Collaborator certifies that the statements herein are true, complete, and accurate to the best of its knowledge.  The Collaborator is aware that any false, fictitious, or fraudulent statements or claims may subject it to criminal, civil, or administrative penalties.

Article 10.  Termination

10.1                           Termination By Mutual Consent.  PHS and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent.  In such event the Parties shall specify the disposition of all property, inventions, patent or other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA, all in accordance with the rights granted to the Parties under the terms of this Agreement.

10.2                           Unilateral Termination.  Either PHS or the Collaborator may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP rights shall be disposed of as provided in paragraph 10.1, except that PHS may, at its option, retain funds transferred to PHS prior to unilateral termination by Collaborator for use in completing the Research Plan solely or with another partner.

10.3                           Staffing.  If this CRADA is mutually or unilaterally terminated prior to its expiration, funds will nevertheless remain available to PHS for continuing any staffing commitment made by the Collaborator pursuant to Article 5.1 above and Appendix B, if applicable, for a period of six (6) months after such termination.  If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.

10.4                           New Commitments.  No Party shall make new commitments related to this CRADA after a mutual termination or notice of a unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

10.5                           Termination Costs.  Concurrently with the exchange of final reports pursuant to Articles 4.2 and 52, PHS shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property, for which Collaborator shall be responsible.

Article 11.                                     Disputes

11.1                           Settlement.  Any dispute arising under this CRADA which is not disposed of by agreement of the
Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) shall propose a resolution.  Nothing in this Article shall prevent any Party from pursuing any additional administrative remedies that may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2                           Continuation of Work.  Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the PHS signatory.

Article 12.  Liability

12.1                           Property.  The U.S. Government shall not be responsible for damages to any Collaborator property provided to PHS, where Collaborator retains title to the property, or any property acquired by Collaborator for its own use pursuant to this CRADA.

12.2                           NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN ARTICLE 9, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, MADE, OR DEVELOPED UNDER THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR PRODUCT.

12.3                           Indemnification.  The Collaborator agrees to hold the U.S. Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Materials and/or Subject Inventions produced in whole or part by PHS employees under this CRADA, unless due to the negligence or willful misconduct of PHS, its employees, or agents.  The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA.  PHS has no authority to indemnify the Collaborator.

12.4                           Force Majeure.  Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence.  In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party.  It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

Article 13.                                     Miscellaneous

13.1                           Governing Law.  The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia.  Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

13.2                           Entire Agreement.  This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

13.3                           Headings.  Titles and headings of the articles and subarticles of this CRADA are for convenient reference only, do not form a part of this CRADA, and shall in no way affect its interpretation.  The PHS component that is the Party for all purposes of this CRADA is the Bureau(s), Institute(s), Center(s) or Division(s) listed on the Cover Page herein.

13.4                           Waivers.  None of the provisions of this CRADA shall be considered waived by any Parry unless such waiver is given in writing to the other Party.  The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

13.5                           Severability.  The illegality or invalidity of any provisions of this CRADA shall not impair, affect, or invalidate the other provisions of this CRADA.

13.6                           Amendments.  If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension.  Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

13.7                           Assignment.  Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

13.8                           Notices.  All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party.  Notices regarding the exercise of license options shall be made pursuant to Article 7.2.  Any Party may change such address by notice given to the other Party in the manner set forth above.

13.9                           Independent Contractors.  The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners.  Each Party shall maintain sole and exclusive control over its personnel and operations.  Collaborator employees who will be working at PHS facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

13.10                     Use of Name or Endorsements.  By entering into this CRADA, PHS does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees.  The Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees.  Collaborator issued press releases that reference or rely upon the work of PHS under this CRADA shall be made available to PHS at least 7 days prior to publication for review and comment.

13.11                     Exceptions to this CRADA.  Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix C.

13.12                     Reasonable Consent.  Whenever a Party’s consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.

Article 14.                                     Duration of Agreement

14.1                           Duration.  It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the RP are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds.  In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with Article 13.6.

14.2                           Survivability.  The provisions of Articles 4.2, 5-8, 10.3-10.5, 11.1, 12.2-12.4, 13.1, 13.10 and 14.2 shall survive the termination of this CRADA.

SIGNATURES BEGIN ON THE NEXT PAGE

FOR PHS:

/s/ Alan S. Rabson	12/22/07
Alan S. Rabson	Date
Deputy Director, National Cancer Institute

Mailing Address for Notices:

Technology Transfer Branch
6120 Executive Blvd
Suite 450
Rockville, MD 20852-7181

FORTH COLLABORATOR:

/s/ Nicholas N. Vahanian	1/5/04
Date

Chief Medical and Operations Officer
Title

Mailing Address for Notices:

NewLink Genetics
2901 South Loop Dr.
Suite 3900
Ames, IA 50010

CRADA [*]

Appendix A

Research Plan

[*]

CRADA # 1901

[*]

2

APPENDIX B

FINANCIAL AND STAFFING CONTRIBUTIONS OF THE PARTIES

[*]

3

NCI CRADA # 1901	Confidential

INTRAMURAL CLINICAL TRIAL APPENDIX C

EXCEPTIONS OR MODIFICATIONS TO THIS CRADA

This Appendix C contains standard modifications made to all NCI Intramural Clinical CRADAs as well as certain modification made at the request of the Collaborator:

Amend Article 2.11 to read as follows:

2.11                           “Subject Data” means all recorded information first produced in the performance of this CRADA by the Parties.  “Subject Data” shall specifically exclude “Identifiable Private Information.”

Add the following new sections to the Article 2.  Definitions:

2.12                           “Adverse Drug Experience” means an adverse clinical experience as defined under 21 C.F.R. § 310.305 or § 312.32 as applicable.

2.13                           “Annual Report” means the brief report of the progress of an IND associated investigation which the IND sponsor is required to submit to the FDA within 60 days of the anniversary date that the IND went into effect (pursuant to 21 C.F.R. § 312.33).

2.14                           “FDA” means the U.S. Food and Drug Administration.

2.15                           “Identifiable Private Information” means patient-identifying data from medical records or attached to patient specimens, to be obtained prospectively or from stored medical records or specimens, that can be linked to individual human subjects, either directly or indirectly through codes.

2.16                           “IND” means an Investigational New Drug Application submitted to the FDA to receive approval to conduct experimental clinical trials.

2.17                           “Protocol” means the Protocol, including the Standard Operating Procedure (SOP) numbered [*]

2.18                           “Steering Committee”: A CRADA Steering Committee will be established with equal participation by PHS and the Collaborator.  The Steering Committee shall be composed of at least the Principal Investigators on the CRADA, from both PHS and the Collaborator.  Additional PHS participants shall be chosen from the National Cancer Institute.  The Steering Committee may be augmented with staff from NCI and from the Collaborator as necessary with expertise in such areas as toxicology, pharmacology, pharmaceutical development, and biological testing areas.  The Steering Committee will discuss and resolve issues related to: compound supply, compounds quality and grade, and additional studies to develop the most advantageous route and schedule for completing the Protocol.

The decisions made by the Steering Committee will be mutual decisions, meaning both parties to the CRADA must agree, and will include good discussion by all parties in presenting and evaluating the data.  The ultimate goal in all the decisions is to ensure that the full potential of the compound is realized with the least cost in terms of resources.

2.19                           “Study” means the work performed by the Principal Investigators in connection with the Protocol.

2.20                           “Study Drug” means [*].

Add a new Article 3.3 as follows:

3.3                                 Protocol Modification.  The Study shall be conducted in strict accordance with the Protocol and no changes in the finalized Protocol will be made unless mutually agreed upon in writing by both Parties.  In the event that the appropriate Institutional Review Board (IRB) requires changes in the Protocol or the Informed Consent Form, both Parties agree to modify the Protocol and/or Informed Consent Form as appropriate.

Add a new Article 3.4 as follows:

3.4                                 Investigational New Drug Application.  The Collaborator will submit an IND The Collaborator’s employees will be reasonably available to respond to inquiries from the FDA regarding information or data contained in the Collaborator’s IND, Drug Master File, New Drug Application, or other information and data provided to PHS by the Collaborator pursuant to this Article 3.3.  Nothing herein shall require the Collaborator to undertake additional studies of any kind or to prepare and submit any additional data to the FDA which are not already included in the Collaborator’s IND, Drug Master File, or New Drug Applications.

The Collaborator may sponsor its own clinical trials and hold its own IND for studies performed outside the scope of this CRADA from which all data is proprietary to the Collaborator for purposes of this CRADA.

Add a new Article 3.5 as follows:

3.5                                 Drug Information and Supply.  Collaborator agrees to provide PHS [*] clinical-grade Study Drug in sufficient quantity to complete the preclinical studies and clinical trial Protocol(s) sponsored by PHS. Furthermore, Collaborator agrees to provide [*] Study Drug, placebo or unformulated analytical grade Study Drug, if available, to PHS for the development of mutually agreed upon analytical assays or ancillary correlative studies conducted in conjunction with the Research Plan and Protocol.  Collaborator will provide Certificates of Analysis to PHS for each lot of finished product provided.  For inquiries related to Study Drug; the contact person for PHS will be Dr. John C. Morris, Co-Director, Clinical Trials, NCI Metabolism Branch (Telephone Number 301-432-2912) and the Collaborator contact will be Nicholas Vahanian, M.D., Chief Medical Officer (Telephone Number (515) 296-5555).

Add a new Article 3.6 as follows:

3.6                                 Drug Delivery and Usage.  Collaborator shall ship Study Drug to PHS in appropriately marked containers in accordance with 21 C.F.R. § 312.6.  The Pls shall take reasonable steps to ensure appropriate record keeping and appropriate usage of Study Drug is maintained in accordance with the Protocol and any applicable laws and regulations relating thereto.  Any unused quantity of Study Drug shall be returned to Collaborator by PHS at the conclusion of the Study, or earlier termination subject to Article 10.6 of this Appendix C

Add a new Article 3.7 as follows:

3.7                                 Protection of Human Subjects and Appropriate Care of Laboratory Animals.  All human clinical trials performed under this CRADA shall conform to the appropriate federal laws, including, but not limited to all applicable FDA regulations and DHHS regulations relating to the protection of human subjects (see 45 C.F.R. Part 46).  PHS will be responsible for obtaining a properly executed written informed consent form from each patient prior to participation in the Study.  PHS and Collaborator also agree to comply with all applicable federal statutes and Public Health Service policies relating to the use and care of laboratory animals (see 7 U.S.C. 2131 et.  seq.)  Additional information is available from the NIH Office for Human Research Protection (OHRP), Telephone: 301-496-7163.

Add a new Article 3.8 as follows:

3.8                                 Monitoring.  New Link Genetics Corporation shall be responsible for clinical site monitoring and the quality assurance of all data.  Monitoring shall be done in compliance with FDA Good Clinical Practices Guidelines.

Add the following to the end of Article 4.1 Interim Reports as follows:

Steering Committee reports or copies of Annual Reports updating the progress of the CRADA research shall satisfy the reporting requirements under this Article

4.1.  In addition, copies of the Annual Reports and other pertinent IND data (including, but not limited to, clinical brochure data, and formulation and preclinical data, including toxicology findings) shall be exchanged by the Parties as they become available.

Add a new Article 4.3 as follows:

4.3                                 Adverse Drug Experience Reporting.  In accordance with FDA requirements, the Party which holds the IND shall establish and maintain records and make reports to the FDA as required by 21 C.F.R. 310.305 and 21 C.F.R. 312.32 as applicable.  In the conduct of research under this CRADA, the Parties also agree to adhere to specific NIH and NCI guidelines and policies for reporting Adverse Drug Reporting, as specified in Protocol [*].  The Party which holds the IND agrees to provide the other Party copies of all Adverse Drug Experience reports concurrently with their submission to the FDA, including copies of any warning letters or other information affecting the safety and/or well-being of human subjects in research conducted under this CRADA.

Add a new Article 4.4 as follows:

4.4                                 Annual Reports.  The IND holder shall provide the other Party a copy of the Annual Report thirty (30) days prior to submission of the Annual Report to the FDA: The reviewing Party will then have fourteen (14) days to review the Annual Report and to provide comments to the IND holder.

Amend Article 6.1 to read as follows:

6.1                                 Reporting.  The Parties shall promptly report to each other in writing each Subject Invention and any patent applications filed thereon resulting from the research conducted under this CRADA that is reported to them by their respective employees.  Each Party shall report all Subject Inventions to the other Party in sufficient detail to determine inventorship.  Such reports shall be treated as Proprietary/Confidential Information in accordance with Article 8.4.  Inventorship shall be determined in accordance with the rules of inventorship under United States patent laws.

Amend Article 6.2 to read as follows:

6.2                                 Filing of Patent Applications.  [*] shall be responsible for filing patent or other IP applications for [*] Subject Inventions in a timely manner and [*] and after consultation in good faith with [*].  With respect to [*], the invention shall be [[*].  [*] may, [*], file patent or other IP applications [*] for

[*] Subject Inventions; provided that [*] shall have the right to provide comments thereon and [*] shall consider any such comments in good faith.  If [*] elects not to file patent or other lP applications for [*] Subject Inventions, [*] may do so [*].  If [*] decides not to [*] Subject Invention, it shall [*].  If [*],[*] may [*] as it may determine.

Add the following sentence to the end of Article 7.4 License in Collaborator Inventions.

In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

Amend Article 8.3 to read as follows:

8.3                                 Dissemination of Subject Data and Research Materials.  To the extent, permitted by law, the Collaborator and PHS agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published (subject to the terms of Article 8.7) or until corresponding patent applications are filed.  Any information that would identify human subjects of research or patients will always be maintained confidentially.  To the extent permitted by law, the Collaborator shall have the exclusive right to use any and all CRADA Subject Data in and for any regulatory filing by or on behalf of Collaborator; except that PHS shall have the exclusive right to use Subject Data for that purpose, and authorize others to do so, if the CRADA is terminated or if Collaborator abandons its commercialization efforts related to the Study Drug.  Collaborator acknowledges the basic research mission of the PHS, and agrees that after publication, PHS may make unpatented Research Materials arising out of this CRADA available to third parties for further research.

Amend Article 8.4 to read as follows:

8.4                                 Proprietary/Confidential Information.  Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information.  Confidential oral communications shall be reduced to writing within 30 days by the disclosing Party.  Each Party receiving Proprietary/Confidential Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan.  Any Party may object to the designation of information as Proprietary/Confidential Information by another Party.  Subject Data and Research Materials developed [*] may be designated as Proprietary/Confidential Information when [*], and [*]. The exchange of other confidential information, e.g., Identifiable Private Information, shall be subject to the terms of Article 8.8.  [*] Subject Data and Research Material derived from the Research Plan may be disclosed by Collaborator to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to the Licensing Agreement and subject to Article 8.7.

Amend Article 8.6 as follows:

8.6                                 Duration of Confidentiality Obligation.  The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.7 or five (5) years after the expiration or termination date of this CRADA. The Collaborator may request and the PHS shall grant an extension to this term when necessary to protect Proprietary/Confidential Information relating to products not yet commercialized.

Add a new Article 8.8 as follows:

8.8.                              Access, Review and Receipt of Identifiable Private Information.  Collaborator access to and review of Identifiable Private Information shall be only for on-site quality auditing.  Collaborator will receive Identifiable Private Information only if necessary for purposes of satisfying FDA or other health authorities’ reporting requirements, and for internal research purposes directly related to obtaining regulatory approval of the Study Drug.  Collaborator is prohibited from access, review, receipt, or use of such information for other purposes.  All IRB approved protocols and informed consent documents related to this research project will clearly describe this practice.  If the Collaborator will have access to Identifiable Private Information, the Protocol and the informed consent must clearly state (i) the existence of the Collaborator; (ii) the Collaborator’s access to Identifiable Private Information, if any; and (iii) the extent to which confidentiality will be maintained.  For clinical protocol(s) involving a third party, the other party’s access, review, receipt, or use of Identifiable Private Information shall be subject to the same limitations as described in this Article 8.8.

Add a new Article 10.6 as follows:

10.6                           Research License and Alternative Sources of Supply In the Event Collaborator Terminates Development of Study Drug

a.                                       In the event Collaborator elects to terminate its development of Study Drug during the term of this CRADA without the transfer of its development efforts and obligations under this agreement to another patty within ninety (90) days of discontinuation, and PHS wants to continue its development of Study Drug, then Collaborator will, upon written notice from PHS:

(i)                                     provide PHS with Study Drug and/or matching placebo from Collaborator inventory sufficient to complete the Study in the manner described in the Protocol.  Or,

(ii)                                  arrange, at Collaborator’s expense, for an independent contractor to manufacture and provide PHS Study Drug and/or matching placebo sufficient to complete the Study in the manner described in the Protocol,

b.                                      In the event that Collaborator is unable to meet the obligations imposed by (i) or (ii) above, at the discretion of PHS, Collaborator shall provide PHS all information necessary to allow PHS to contract and manufacture said Study Drug and/ or matching placebo independent of Collaborator for use in preclinical studies and clinical trials.  Such obligation shall last until either a date on which an alternate source of equivalent materials, acceptable to PHS, can be obtained by PHS, or one year after the date of notification by Collaborator to PHS that Collaborator elects to terminate its development of Study Drug, whichever comes first.

c.                                       Collaborator hereby grants to PHS a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States any invention which Collaborator may have or obtain on Study Drug, its manufacture, or on the process for use of Study Drug, throughout the world; solely for medical research purposes and not for commercialization, but this license shall become effective only if and when Collaborator terminates its development of Study Drug during the term of this CRADA without the transfer of its development efforts to another party within ninety (90) days of termination, and PHS elects to continue the development of Study Drug.

Amend Article 13.1 to read as follows:

13.1                           Governing Law.  The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia.  Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA. NCI and Collaborator, if Collaborator is sponsoring trials at the NIH under this CRADA, shall comply with all Department of Health and Human Services regulations relating to Human Subject use, and all Public Health Service policies relating to the use and care of laboratory animals.

Amend Article 13.2 as follows:

13.2                           Entire Agreement.  This CRADA (including the Appendices attached hereto) constitute the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.  In particular, the Confidential Disclosure Agreement (CDA) [[*] between NCI and Collaborator, executed on [*], will be superseded by this CRADA.

Add a new Article 13.13 as follows:

13.13                     FDA Meetings.  All meetings with FDA concerning clinical studies for the development of Agent within the scope of the CRADA Research Plan will be discussed by Collaborator and NIH in advance and will be held on mutually agreed upon dates.  Collaborator reserves the right to set jointly with NIH the agenda for any such meeting.

Add a new Article 13.14 as follows:

13.14                     Conflicts.  In the event of a conflict between Protocol [*] and the Model CRADA as modified by this Appendix C, the terms of the Model CRADA and this Appendix C shall prevail.

Add a new Article 13.15 as follows:

13.15                     Statutory Compliance.  PHS and Collaborator agree to conduct the Study in accordance with the applicable portions of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et. seq., and its implementing regulations and other applicable federal regulations.

Amend Article 14.2 as follows:

14.2                           Survivability.  The provisions of Articles 3.5, 4.2, 4.3, 5-8, 8.8, 10.2, 10.3 ~~10.5~~, 10.4, 10.6, 11.1, 12.2-12.4, 13.1, 13.10 and 14.2 shall survive the termination of this CRADA

Reviewer’s Copy

INTRAMURAL CLINICAL TRIAL APPENDIX C

EXCEPTIONS OR MODIFICATIONS TO THIS CRADA

This Appendix C contains standard modifications made to all NCI Intramural Clinical CRADAs as well as certain modification made at the request of the Collaborator:

Where NCI standard modifications for Clinical CRADAs are contemplated within the text of a CRADA boilerplate Article, additions are shown by underline while deletions are shown by ~~strikethrough~~.  Other standard additions are shown following the phrase “Add…..”

Where the Collaborator has requested modifications within the text of a CRADA boilerplate Article or within the text of a newly added Article, additions are shown by highlighted underline while deletions are shown by ~~highlighted strikethrough~~.

Amend Article 2.11 to read as follows:

2.11                           “Subject Data” means all recorded information first produced in the performance of this CRADA by the Parties.  “Subject Data” shall specifically exclude “Identifiable Private Information.”

Add the following new sections to the Article 2.  Definitions:

2.12                           “Adverse Drug Experience” means an adverse clinical experience as defined under 21 C.F.R. § 310.305 or § 312.32 as applicable.

2.13                           “Annual Report” means the brief report of the progress of an IND associated investigation which the IND sponsor is required to submit to the FDA within 60 days of the anniversary date that the IND went into effect (pursuant to 21 C.F.R. § 312.33).

2.14                           “FDA” means the U.S. Food and Drug Administration.

2.15                           “Identifiable Private Information” means patient-identifying data from medical records or attached to patient specimens, to be obtained prospectively or from stored medical records or specimens, that can be linked to individual human subjects, either directly or indirectly through codes.

2.16                           “IND” means an Investigational New Drug Application submitted to the FDA to receive approval to conduct experimental clinical trials.

2.17                           “Protocol” means the Protocol, including [*]                                          ~~, which is attached hereto as Appendix D and is made a part of this Agreement.~~

~~2.18                           “Sterring Committee” means the joint PHS/Collaborator research and                         development team whose composition and responsibilities with regard to the clinical experiments performed under this CRADA are detailed in the Protocol attached hereto as Appendix D.~~

2.18                           “Steerinq Committee”:  A CRADA Steering Committee will be established with equal participation by PHS and the Collaborator.  The Steering Committee shall be composed of at least the Principal Investigators on the CRADA, from both PHS and the Collaborator.  Additional PHS participants shall be chosen from the National Cancer Institute.  The Steering Committee may be augmented with staff from NCI and from the Collaborator as necessary with expertise in such areas as toxicology, pharmacology, pharmaceutical development, and biological testing areas.  The Steering Committee will discuss and resolve issues related to:  compound supply, compounds quality and grade, and additional studies to develop the most advantageous route and schedule for completing the Protocol.  The decisions made by the Steering Committee will be mutual decisions, meaning both parties to the CRADA must agree, and will include good discussion by all parties in presenting and evaluating the data.  The ultimate goal in all the decisions is to ensure that the full potential of the compound is realized with the least cost in terms of resources.

2.19                           “Study” means the work performed by the Principal Investigators in connection with the Protocol.

2.20                           “Study Drug” means            [*]

Add a new Article 3.3 as follows:

3.3                                 Protocol Modification.  The Study shall be ~~done~~ conducted in strict accordance with the Protocol and no changes in the finalized Protocol will be made unless mutually agreed upon in writing by both Parties.  In the event that the appropriate Institutional Review Board (IRB) requires changes in the Protocol or the Informed Consent Form, both Parties agree to modify the Protocol and/or Informed Consent Form as appropriate.

Add a new Article 3.4 as follows:

3.4                                 Investigational New Drug Application.  The ~~Parties expect that either PHS or~~ Collaborator will submit an IND ~~which may cross reference an IND, Drug Master File, or New Drug Application held by the PHS ether.  In the event PHS elects to file its own IND, the Collaborator agrees to provide PHS background data and information and agrees to execute such documents as may be reasonably required to effect such cross reference.~~  The Collaborator’s employees will be reasonably available to respond to inquiries from the FDA regarding information or data contained in the Collaborator’s IND, Drug Master File, New Drug Application, or other information and data provided to PHS by the Collaborator pursuant to this Article 3.3.  Nothing herein shall require the Collaborator to undertake additional studies of any kind or to prepare and submit any additional data to the FDA which are not already included in the Collaborator’s IND, Drug Master File, or New Drug

Applications.  ~~In the event the Collaborator supplies Proprietary/Confidential Information CONFIDENTIAL information directly to PHS in support of a PHS IND, such information will be protected in accordance with the corresponding Confidentiality provisions of Article 8 of this CRADAAgreement.~~

The Collaborator may sponsor its own clinical trials and hold its own IND for studies performed outside the scope of this CRADA from which all data is proprietary to the Collaborator for purposes of this CRADA.

Add a new Article 3.5 as follows:

3.5                                 Drug Information and Supply.  Collaborator agrees to provide PHS [*] clinical-grade Study Drug in sufficient quantity to complete the preclinical studies and clinical trial Protocol(s) sponsored by PHS. Furthermore, Collaborator agrees to provide [*] Study Drug, placebo or unformulated analytical grade Study Drug ~~or metabolites~~, if available, to PHS for the development of mutually agreed upon analytical assays or ancillary correlative studies conducted in conjunction with the Research Plan and Protocol ~~PHS sponsored protocols.~~  Collaborator will provide Certificates of Analysis to PHS for each lot of finished product provided.  For inquiries related to Study Drug, the contact person for PHS will be Dr. John C. Morris, Co-Director, Clinical Trials, NCI Metabolism Branch (Telephone Number 301-432-2912) and the Collaborator contact will be Nicholas Vahanian, M.D., Chief Medical Officer (Telephone Number (515) 296-5555).

Add a new Article 3.6 as follows:

3.6                                 Drug Delivery and Usage.  Collaborator shall ship Study Drug to PHS in appropriately marked containers in accordance with 21 C.F.R. § 312.6.  The Pls shall take reasonable steps to ensure appropriate record keeping and appropriate usage of Study Drug is maintained in accordance with the Protocol and any applicable laws and regulations relating thereto.  Any unused quantity of Study Drug shall be returned to Collaborator by PHS at the conclusion of the Study, or earlier termination subject to Article 10.6 of this Appendix C.

Add a new Article 3.7 as follows:

3.7                                 Protection of Human Subjects and Appropriate Care of Laboratory Animals.  All human clinical trials performed under this CRADA shall conform to the appropriate federal laws, including, but not limited to all applicable FDA regulations and DHHS regulations relating to the protection of human subjects (see 45 C.F.R. Part 46).  PHS will be responsible for obtaining a properly executed written informed consent form from each patient prior to participation in the Study.  PHS and Collaborator also agree to comply with all applicable federal statutes and Public Health Service policies relating to the use and care of laboratory animals (see 7 U.S.C. 2131 et, seq.) Additional information is available from the NIH Office for Human Research Protection (OHRP), Telephone: 301-496-7163.

Add a new Article 3.8 as follows:

3.8                                 Monitoring.  New Link Genetics Corporation shall be responsible for clinical site monitoring and the quality assurance of all data.  Monitoring shall be done in compliance with FDA Good Clinical Practices Guidelines.

Add the following to the end of Article 4.1 Interim Reports as follows:

Steering Committee reports or copies of Annual Reports updating the progress of the CRADA research shall satisfy the reporting requirements under this Article 4.1.  In addition, copies of the Annual Reports and other pertinent IND data (including, but not limited to, clinical brochure data, and formulation and preclinical data, including toxicology findings) shall be exchanged by the Parties as they become available.

Add a new Article 4.3 as follows:

4.3                                 Adverse Drug Experience Reporting.  In accordance with FDA requirements, the Party which holds the IND shall establish and maintain records and make reports to the FDA as required by 21 C.F.R. 310.305 and 21 C.F.R. 312.32 as applicable.  In the conduct of research under this CRADA, the Parties also agree to adhere to specific NIH and NCI guidelines and policies for reporting Adverse Drug Reporting, as specified in Protocol [*].  The Party which holds the IND agrees to provide the other Party copies of all Adverse Drug Experience reports concurrently with their submission to the FDA, including copies of any warning letters or other information affecting the safety and/or well-being of human subjects in research conducted under this CRADA.

Add a new Article 4.4 as follows:

4.4                                 Annual Reports.  The IND holder shall provide the other Party a copy of the Annual Report thirty (30) days prior to submission of the Annual Report to the FDA. The reviewing Party will then have fourteen (14) days to review the Annual Report and to provide comments to the IND holder.

Amend Article 6.1 to read as follows:

6.1                                 Reporting.  The Parties shall promptly report to each other in writing each Subject Invention and any patent applications filed thereon resulting from the research conducted under this CRADA that is reported to them by their respective employees.  Each Party shall report all Subject Inventions to the other Party in sufficient detail to determine inventorship.  Such reports shall be treated as Proprietary/Confidential Information in accordance with Article 8.4.  Inventorship shall be determined in accordance with the rules of inventorship under United States patent laws.

Amend Article 6.2 to read as follows:

6.2                                 Filing of Patent Applications.  [*] shall be responsible for filing patent or other IP applications for its own solely Invented Subject Inventions in a timely manner and [*] and after consultation in good faith with [*].  ~~The parties will consult and mutually determine a filing strategy for [*] subject inventions.~~  With respect to [*], the invention shall be [*].[*]may, [*], file patent or other IP applications [*] for such [*]; provided that PHS shall have the right to provide comments thereon and Collaborator shall consider any such comments in good faith.  If Collaborator elects not to file patent or other IP applications for such [*], PHS may do so at its own expense in the name of both Parties.  If either Party decides [*], it shall offer to [*] to [*].  If the other Party [*], the offering Party may [*] as it may determine.

Add the following sentence to the end of Article 7.4 License in Collaborator Inventions.

In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

Amend Article 8.3 to read as follows:

8.3                                 Dissemination of Subject Data and Research Materials.  To the extent permitted by law, the Collaborator and PHS agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published (subject to the terms of Article 87) or until corresponding patent applications are filed.  Any information that would identify human subjects of research or patients will always be maintained confidentially.  To the extent permitted by law, the Collaborator shall have the exclusive right to use any and all CRADA Subject Data in and for any regulatory filing by or on behalf of Collaborator, except that PHS shall have the exclusive right to use Subject Data for that purpose, and authorize others to do so, if the CRADA is terminated or if Collaborator abandons its commercialization efforts related to the Study Drug.  Collaborator acknowledges the basic research mission of the PHS, and agrees that after publication, PHS may make unpatented Research Materials arising out of this CRADA available to third parties for further research.

Amend Article 8.4 to read as follows:

8.4                                 Proprietary/Confidential Information.  Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information.  Confidential oral communications shall be reduced to writing within 30 days by the disclosing Party.  Each Party receiving Proprietary/Confidential Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan.  Any Party may object to the designation of information as Proprietary/Confidential Information by another Party.  Subject Data and Research Materials developed [*] may be designated as Proprietary/Confidential Information when they are [*], and [*]. The exchange of other confidential information, e.g., ~~patient identifying data~~ Identifiable Private Information, ~~should be similarly limited and treated~~ shall be subject to the terms of Article 8.~~9~~8.  [*] Subject Data and Research Material derived from the Research Plan may be disclosed by Collaborator to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to the Licensing Agreement and subject to Article 8.7.

Amend Article 8.6 as follows:

8.6                                 Duration of Confidentiality Obligation.  The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.7 or five

(5)~~three(3)~~ years after the expiration or termination date of this CRADA.  The Collaborator may request and the PHS shall grant an extension to this term when necessary to protect.  Proprietary/Confidential Information relating to products not yet commercialized.

Add a new Article 8.8 as follows:

~~8.8                                 Multi-Party Data and Intellectual Property Rights.  For clinical protocol(s)~~
          ~~where Agent is used in combination with another compound(s), which is (are) proprietary to an entity(ies) not a Party to this CRADA [hereinafter referred to as Second Party], the access and use of data derived from such combination studies, [hereinafter referred to as Multi-Party Data], by the Collaborator and Second Party shall be co-exclusive as follows:~~

~~a.                                       In situations where Agent is to be used in combination with another proprietary compound, PHS will provide all Parties with notice regarding the existence and nature of any agreements governing their use of Agent including, the design of the proposed combination protocol(s) and the existence of any obligations that might restrict PHS’s participation in the proposed combination protocols.~~

~~b.                                      Collaborator agrees to permit use of the Multi-Party Data from these trials by the Second Party to the extent necessary to allow said Second Party to develop, obtain regulatory approval or commercialize its own proprietary compound.  However, this provision will not apply unless said Second Party also agrees to Collaborator’s reciprocal use of Multi-Party Data.~~

~~c.                                       Collaborator and Second Party must agree in writing prior to the commencement of the combination trials that each will use the Multi-Party Data solely for development, regulatory approval, and commercialization of its own proprietary compound(s).~~

8.8.                              Access, Review and Receipt of Identifiable Private Information.  Collaborator access to and review of Identifiable Private Information shall be only for on-site quality auditing.  Collaborator will receive Identifiable Private Information only if necessary for purposes of satisfying FDA or other health authorities’ reporting requirements, and for internal research purposes directly related to obtaining regulatory approval of the ~~Agent~~Study Drug.  Collaborator is prohibited from access, review, receipt, or use of such information for other purposes.  All IRB approved protocols and informed consent documents related to this research project will clearly describe this practice.  If the Collaborator will have access to Identifiable Private Information, the ~~protocol~~Protocol and the informed consent must clearly state (i) the existence of the Collaborator; (ii) the Collaborator’s access to Identifiable Private Information, if any; and (iii) the extent to which confidentiality will be maintained.  For clinical protocol(s) involving a third party, the other party’s access, review, receipt, or use of Identifiable Private Information shall be subject to the same limitations as described in this Article 8.8.

~~Add the following sentence to the end of Article 10.2 Unilateral Termination.~~

~~Any Research Materials within Collaborator’s possession which are a product of the Study must be transferred immediately to PHS before the desired termination date of the CRADA.~~

Add a new Article 10.6 as follows:

10.6                           Research License and Alternative Sources of Supply In the Event Collaborator Terminates Development of Study Drug~~Agent~~

a.                                       In the event Collaborator elects to terminate its development of Study Drug during the term of this CRADA without the transfer of its development efforts and obligations under this agreement to another party within ninety (90) days of discontinuation, and PHS wants to continue its development of Study Drug, then Collaborator will, upon written notice from PHS:

(i)                                     provide PHS with Study Drug and/or matching placebo from Collaborator inventory sufficient to complete the Study in the manner described in the Protocol.  Or,

(ii)                                  arrange, at Collaborator’s expense, for an independent contractor to manufacture and provide PHS Study Drug and/or matching placebo sufficient to complete the Study in the manner described in the Protocol

b.                                      In the event that Collaborator is unable to meet the obligations imposed by (i) or (ii) above, at the discretion of PHS, Collaborator shall provide PHS all information necessary to allow PHS to contract and manufacture said Study Drug and/ or matching placebo independent of Collaborator for use in preclinical studies and clinical trials.  Such obligation shall last until either a date on which an alternate source of equivalent materials, acceptable to PHS, can be obtained by PHS, or ~~two~~ one year after the date of notification by Collaborator to PHS that Collaborator elects to terminate its development of Study Drug, whichever comes first.

c.                                       Collaborator hereby grants to PHS a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States any invention which Collaborator may have or obtain on Study Drug, its manufacture, or on the process for use of Study Drug, throughout the world, solely for medical research purposes and not for commercialization, but this license shall become effective only if and when Collaborator terminates its development of Study Drug during the term of this CRADA without the transfer of its development efforts to another party within ninety (90) days of termination, and PHS elects to continue the development of Study Drug.

Amend Article 13.1 to read as follows:

13.1                           Governing Law.  The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia.  Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.  NCI and Collaborator, if Collaborator is sponsoring trials at the NIH under this CRADA, shall comply with all Department of Health and Human Services regulations relating to Human Subject use, and all Public Health Service policies relating to the use and care of laboratory animals.

Amend Article 13.2 as follows:

13.2                           Entire Agreement.  This CRADA (including the Appendices attached hereto) constitute the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.  In particular, the Confidential Disclosure Agreement (CDA) [*] between NCI and Collaborator executed on [*] will be superseded by this CRADA.

Add a new Article 13.13 as follows:

13.13                     FDA Meetings.  All meetings with FDA concerning clinical studies for the development of Agent within the scope of the CRADA Research Plan will be discussed by Collaborator and NIH in advance and will be held on mutually agreed upon dates.  Collaborator reserves the right to set jointly with NIH the agenda for any such meeting.

Add a new Article 13.14 as follows:

13.14                     Conflicts.  In the event of a conflict between ~~the~~ Protocol [*] ~~as attached as Appendix D~~ and the Model CRADA as modified by this Appendix C, the terms of the Model CRADA and this Appendix C shall prevail.

Add a new Article 13.15 as follows:

13.15                     Statutory Compliance.  PHS and Collaborator agree to conduct the Study in accordance with the applicable portions of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et. seq., and its implementing regulations and other applicable federal regulations.

Amend Article 14.2 as follows:

14.2                           Survivability.  The provisions of Articles 3.5, 4.2, 4.3, 5-8, 8.8, 10.2, 10.3 ~~10.5~~, 10.4, 10.6, 11.1, 12.2-12.4, 13.1, 13.10 and 14.2 shall survive the termination of this CRADA.